Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

GeneScreen, Inc.,

a Delaware corporation

GeneShield, Inc.,

a Delaware corporation

Lifecodes Corporation,

a Delaware corporation

Orchid BioSciences Europe Limited,

a U.K. private limited company